UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 2, 2014

Date of Report (Date of earliest event reported)

ERICKSON INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-35482	93-1307561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5550 SW Macadam Avenue, Suite 200

Portland, Oregon 97239

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (503) 505-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On April 1, 2014, we filed our third amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to change our name from Erickson Air-Crane Incorporated to Erickson Incorporated. In this report, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company,” and “Erickson” refer to Erickson Incorporated and its subsidiaries on a consolidated basis.

Item 8.01.	Other Events.

Erickson Incorporated (the “Company”) is filing this Current Report on Form 8-K to file the audited consolidated financial statements of Erickson Helicopters, Inc. (formerly known as Evergreen Helicopters, Inc.) (“EHI”) as of December 31, 2012 (the “EHI Financials”). The EHI Financials are being filed in connection with the expected registration under the U.S. federal securities laws of certain senior secured notes issued by the Company that have been guaranteed by certain of the Company’s subsidiaries, including EHI, in exchange for senior secured notes of the Company that are currently outstanding.

Item 9.01.	Financial Statements and Exhibits.

The EHI Financials, together with the notes thereto and the auditors’ report thereon, are attached hereto as Exhibit 99.1 and incorporated herein by reference.

Exhibit Number	Description

99.1	Evergreen Helicopters, Inc. and subsidiaries – audited consolidated financial statements as of December 31, 2012 and for the year ended December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2014	Erickson Incorporated

	By:	/s/ Edward Rizzuti
Edward Rizzuti
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Evergreen Helicopters, Inc. and subsidiaries – audited consolidated financial statements as of December 31, 2012 and for the year ended December 31, 2012.